Exhibit 10.22

THE SECURITIES REPRESENTED HEREBY, OR INTO WHICH THIS NOTE IS CONVERTIBLE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF.

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF SEPTEMBER 2009 AMONG ENVISION SOLAR INTERNATIONAL, INC., A CALIFORNIA CORPORATION, ENVISION SOLAR CONSTRUCTION, INC., A CALIFORNIA CORPORATION, ENVISION SOLAR RESIDENTIAL, INC., A CALIFORNIA CORPORATION, ENVISION AFRICA, LLC, A DELAWARE LIMITED LIABILITY COMPANY, JOHN EVEY, AND GEMINI MASTER FUND, LTD., A CAYMAN ISLANDS CORPORATION, TO THE SENIOR INDEBTEDNESS (AS DEFINED IN THE SUBORDINATION AGREEMENT); AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

ENVISION SOLAR INTERNATIONAL, INC.

AMENDED AND RESTATED 10% SUBORDINATED CONVERTIBLE PROMISSORY NOTE
(non-negotiable)

$102,235.62	December 31, 2010

FOR VALUE RECEIVED Envision Solar International, Inc., a California corporation (the "Company"), promises to pay to John Evey (the "Holder"), the principal amount of One Hundred Two Thousand Two Hundred Thirty Five and Sixty Two Cents ($102,235.62), or such lesser amount as shall equal the outstanding principal amount hereof, together with simple interest on the unpaid principal balance, commencing on October 1, 2009 at a rate equal to ten percent (10%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then accrued but unpaid interest and any other amounts payable hereunder, unless previously converted pursuant to Section 4 below, shall be due and payable on December 31, 2010 (the "Maturity Date"); provided, however, that in the event the Company receives more than $1,000,000 from any financing or series of financings (whether related or unrelated), in the form or debt, equity or any combination thereof, prior to the Maturity Date, 25% of the proceeds of any such financing in excess of $1,000,000 shall be used to pay down this Note and all of the other Notes (as hereinafter defined), pro rata; provided, further, that no funds provided to the Company by Gemini Master Fund, Ltd. ("Gemini") or any person or entity that co-invests with Gemini in the Company shall be credited towards this $1,000,000 threshold. This Note is one of a series of subordinated notes issued to certain trade creditors of the Company, on the date hereof, in settlement of the Company's obligations to such creditors (together, the "Notes").

This Note amends, restates and supersedes in its entirety that certain 8% Secured Convertible Note, dated March 10, 2009, issued by the Company to the Holder in the principal amount of $50,000.00.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.      Event of Default.

(a)     For purposes of this Note, an "Event of Default" means:

(i)           the Company shall default in the payment of interest and/or principal on this Note; or

(ii)           the Company shall fail to materially perform any covenant, term, provision, condition, agreement or obligation of the Company under this Note (other than for non-payment) and such failure shall continue uncured for a period of ten (10) business days after notice from the Holder of such failure; or

(iii)           the Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

(iv)           a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(v)           any governmental agency or any court of competent jurisdiction at the insistence of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

(vi)           the Company shall sell or otherwise transfer all or substantially all of its assets; or

(vii)           bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company shall not be dismissed within thirty (30) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding.

(b) Upon the occurrence of an Event of Default, the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the Holder, be immediately due and payable without notice. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

2. Seniority. The indebtedness evidenced by this Note is hereby expressly subordinated, in right of payment to the prior payment in full of all of the Company's existing and future Senior Indebtedness. The Holder shall execute any intercreditor agreement requested by the Company to give effect to the foregoing seniority.

3. Prepayment. The Company may, subject to the terms set forth in the Subordination Agreement, prepay this Note at any time, in whole or in part, provided any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

4. Conversion. The Holder may at his option elect to convert all or a portion of the outstanding principal amount and unpaid accrued interest thereon as of such date into shares of the Company's common stock (the "Common Stock"), in accordance with this Section 4 at any time or from time to time (the "Company Conversion Shares"). The Holder shall notify the Company in writing of the date on which such conversion is to be effectuated (such date, the "Conversion Date"). The number of shares of Company Conversion Shares (calculated to the nearest whole share) to which the Holder shall be entitled upon such conversion shall be determined by dividing the outstanding principal amount and unpaid accrued interest thereon to be converted by ten dollars ($10.00), as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction (the "Conversion Price"). On the Conversion Date, the Holder shall surrender this Note to the Company or its transfer agent, and the Holder shall receive from the Company share certificates evidencing the Company Conversion Shares in the name or names in which the Holder wishes such certificate or certificates for the Company Conversion Shares to be issued and, if the entire principal amount is not converted, a replacement note in the amount of the unconverted principal amount.

5. Miscellaneous.

(a)     Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Note, the Company shall execute and deliver, in lieu of this Note, a new note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

(b) Payment. All payments under this Note shall be made in lawful tender of the United States.

(c) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(d) Waiver and Amendment. Any provision of this Note may be amended, waived or modified only by an instrument in writing signed by the party against which enforcement of the same is sought

(e) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing sent by mail, facsimile with printed confirmation, nationally recognized overnight carrier or personal delivery and shall be effective upon actual receipt of such notice, to the following addresses until notice is received that any such address or contact information has been changed:

To the Company:

Envision Solar International, Inc.
4225 Executive Square Suite 1000
La Jolla, California 92037
Attn: Chief Executive Officer

To Holder:

(f) Successors and Assigns. This Note may not be assigned or transferred by the Holder without the prior written consent of the Company. Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and permitted transferees of the parties.

(g) Governing Law; Jurisdiction. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION OF THE
SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR

RELATING TO THIS NOTE. EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, (A) ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT; AND (B) ANY CLAIM THAT ANY

SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. FINAL JUDGMENT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON EACH PARTY DULY SERVED WITH PROCESS THEREIN AND MAY BE ENFORCED IN THE COURTS OF THE JURISDICTION OF WHICH EITHER PARTY OR ANY OF THEIR PROPERTY IS SUBJECT, BY A SUIT UPON SUCH JUDGMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first above written by its duly authorized officer.

ENVISION SOLAR INTERNATIONAL, INC.

By:	/s/ Robert Noble
Name: Robert Noble
Title: CEO